UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2017

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36690	26-1398293
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Zayo Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-2012549
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On June 29, 2017, Zayo Group, LLC (the “Company” or “we”), a subsidiary of Zayo Group Holdings, Inc., announced that it intends to offer $300 million in aggregate principal amount of Senior Notes due 2027 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Offering”). The Company intends to use the net proceeds from the Offering to partially repay its outstanding term loan facility (the “Term Loan Facility”). The Company is currently in discussions with the lenders under its Term Loan Facility to lower the interest rate payable on two tranches of the Term Loan Facility currently totaling approximately $1,430 million (the “Term Loan Facility Repricing”).  The closing of the Offering and the Term Loan Repricing are not contingent upon each other. No assurance can be given that the Company will reach agreement with its lenders with respect to the Term Loan Repricing or that any reduction in the interest rate will be achieved. If the Term Loan Repricing closes, it is expected to close after the closing of the Offering.

In connection with the Offering, the Company disclosed certain information to prospective investors in a preliminary offering memorandum dated June 29, 2017 (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing the following information:

We previously reported our results for the fiscal quarter ended March 31, 2017, which included one month of results for Electric Lightwave, which we acquired on March 1, 2017. Electric Lightwave results for the months of January and February 2017 were not included in our results for that quarter, but based on available information we believe that the financial performance of the Electric Lightwave business for the quarter ended March 31, 2017 as a whole was generally similar to its performance on a standalone basis during the quarter ended December 31, 2016.

Based on currently available information, we estimate that preliminary new bookings for the quarter ended June 30, 2017, excluding Allstream, will be similar to new bookings for the quarter ended March 31, 2017, excluding Allstream. We expect the trends in overall performance of the Company for the June quarter to be similar to the trends in the March quarter.

In each case, these estimates are preliminary and based only on currently available information. As we complete our quarter-end financial close process and finalize our June 30, 2017 financial statements, we may make significant judgments in a number of areas and, accordingly, reported numbers for that period may differ and undue reliance should not be placed on these estimates.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the registrants believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the registrants’ performance is contained in their respective filings with the Securities and Exchange Commission. The registrants undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Investors should take into consideration those risks and uncertainties discussed in each registrant’s Annual Report on Form 10-K for the year ended June 30, 2016 and each registrant’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2016, December 31, 2016 and March 31, 2017, including but not limited to those under the heading “Risk Factors” to the extent each heading is included therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

	By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

DATED: June 29, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group, LLC

	By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

DATED: June 29, 2017